Exhibit 14(a)

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees of

BNY Mellon Investment Funds I

We consent to the use of our report, dated November 24, 2020, with respect to the financial statements of BNY Mellon Small/Mid Cap Growth, a series of BNY Mellon Investment Funds I, as of September 30, 2020, incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements and Experts” in the Prospectus/Proxy Statement on Form N-14.

/s/ KPMG LLP

New York, New York

May 10, 2021